                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            MARSH SUPERMARKETS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  (MARSH LOGO)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 3, 1999

TO THE SHAREHOLDERS OF
MARSH SUPERMARKETS, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Marsh Supermarkets, Inc. (the "Corporation") will be held at the principal executive offices of the Corporation, 9800 Crosspoint Boulevard, Indianapolis, Indiana, on Tuesday, August 3, 1999, at 10:00 A.M. (Eastern Standard Time), for the following purposes:

          1. To elect four directors for terms of three years each and until their successors are duly elected and qualified;

          2. To consider and approve the 1999 Outside Directors' Stock Option Plan; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on Tuesday, June 1, 1999, as the record date for determining the shareholders entitled to notice of, and to vote at, the meeting and at any adjournment thereof.

     You are cordially invited to attend this meeting. Whether or not you expect to attend the meeting, we encourage you to vote your shares by dating and signing the enclosed proxy and returning it as promptly as possible in the accompanying postage prepaid envelope.

     By order of the Board of Directors.

                                          MARSH SUPERMARKETS, INC.

                                          By:  /s/ P. LAWRENCE BUTT
                                             -----------------------------------
                                             P. Lawrence Butt, Secretary

Indianapolis, Indiana
June 24, 1999

                            MARSH SUPERMARKETS, INC.
                           9800 CROSSPOINT BOULEVARD
                        INDIANAPOLIS, INDIANA 46256-3350

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 3, 1999

     This Proxy Statement and the accompanying proxy are being mailed to shareholders of Marsh Supermarkets, Inc. (the "Corporation") in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held pursuant to the accompanying Notice of Annual Meeting, and at any adjournment of such meeting. This Proxy Statement and the accompanying proxy are being first mailed to shareholders on or about June 24, 1999.

                               VOTING SECURITIES

     At June 1, 1999, the Corporation had outstanding 4,010,108 shares of Class A Common Stock and 4,510,478 shares of Class B Common Stock (collectively, the "Common Stock"). Each share of Class A Common Stock entitles its owner to one vote upon each matter to come before the Annual Meeting. Shares of Class B Common Stock are non-voting with respect to the matters before the Annual Meeting. Only Class A Common Stock shareholders of record at the close of business on June 1, 1999 will be entitled to vote at the Annual Meeting and at any adjournment thereof.

                   PROXY, VOTING AND METHOD OF COUNTING VOTES

     When the enclosed proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting and at any adjournment thereof as directed by the shareholder executing the proxy, unless it is earlier revoked. If no directions are given on the proxy with respect to any particular matter to be acted upon at the Annual Meeting, the shares represented by the proxy will be voted in favor of such matter. Shares represented by proxies which are marked "withhold authority" with respect to the election of directors will be considered only for the purpose of determining the presence of a quorum at the meeting, but will neither be counted nor have any effect on the vote with respect to such matter. Shares represented by proxies which are marked "abstain" with respect to proposal 2 will be considered only for the purpose of determining the presence of a quorum, but will neither be counted nor have any effect on the vote with respect to such proposal. Shares beneficially owned by persons who do not provide voting instructions on a matter before the Annual Meeting with respect to which a broker is prohibited from exercising discretionary authority will be deemed present at the meeting for quorum purposes, but will not be included in the vote total with respect to such matter. Brokers are not prohibited from exercising discretionary authority with respect to each matter before the Annual Meeting except to the extent they receive instructions to the contrary from their clients at least 10 days prior to the Annual Meeting. Any shareholder executing and delivering a proxy has the right to revoke it at any time before the authority granted thereby is exercised by the due execution of another proxy bearing a later date or by written notice to the Secretary of the Corporation. Shareholders who are present in person at the Annual Meeting may revoke their proxy and vote in person if they so desire.

                            SOLICITATION OF PROXIES

     This solicitation of proxies is being made by the Board of Directors of the Corporation and the expenses thereof will be borne by the Corporation. The principal solicitation is being made by mail; however, additional solicitations may be made by telephone, telegraph, telecopier or personal interview by officers of the Corporation who will not be additionally compensated therefor, and by D. F. King & Co., Inc., which has been engaged to distribute proxies and solicit votes for a fee estimated not to exceed $3,000, plus reimbursement of out-of-pocket expenses. The Corporation expects to reimburse brokerage houses, banks and other fiduciaries for reasonable expenses of forwarding proxy material to beneficial owners of the Common Stock.

                       PROPOSAL 1:  ELECTION OF DIRECTORS

     The Corporation's Board of Directors consists of ten members, each of whom is elected to serve for a term of three years. Four directors will be elected at the Annual Meeting to serve until the Annual Shareholders Meeting in 2002 and until their successors are duly elected and qualified. Proxies representing shares of Class A Common Stock held on the record date which are returned duly executed will be voted, unless otherwise specified, in favor of the four nominees for the Board of Directors named below. All such nominees are members of the present Board of Directors and, except for P. Lawrence Butt, were elected at the 1996 Annual Shareholders Meeting. Mr. Butt was elected by the Board of Directors on May 25, 1999 to fill the vacancy created by the retirement of C. Alan Marsh as a director of the Corporation. All nominees have consented to serve if elected, but should any nominees be unavailable to serve (which event is not anticipated), the persons named in the proxy intend to vote for such substitute nominee as the Board of Directors may recommend. The nominees shall be elected by a plurality of the votes cast in the election by the holders of the Class A Common Stock represented and entitled to vote at the Annual Meeting, assuming the existence of a quorum.

     Biographical and other information for each nominee and for each incumbent director is set forth below:

              NAME, AGE, PRINCIPAL OCCUPATION                 DIRECTOR
                  AND BUSINESS EXPERIENCE                      SINCE
              -------------------------------                 --------

     NOMINEES FOR DIRECTOR TO SERVE UNTIL THE 2002 ANNUAL
     MEETING:

CHARLES R. CLARK, 65........................................    1978
  Partner, Beasley Gilkison Retherford Buckles & Clark,
  Attorneys at Law, Muncie, Indiana. See Note (1).

JAMES K. RISK, III, 57......................................    1986
  President and Chief Executive Officer, Kirby Risk
  Corporation, Lafayette, Indiana (a wholesale electrical
  equipment distributor); director, Bindley-Western
  Industries, Inc., Indianapolis, Indiana (a wholesale
  pharmaceutical distributor); director, Lafayette Life
  Insurance Company, Lafayette, Indiana (an insurance
  company). See Note (3).

              NAME, AGE, PRINCIPAL OCCUPATION                 DIRECTOR
                  AND BUSINESS EXPERIENCE                      SINCE
              -------------------------------                 --------
J. MICHAEL BLAKLEY, 58......................................    1996
  President and Chief Executive Officer, The Blakley
  Corporation, Indianapolis, Indiana (a full service
  flooring company). See Note (3).

P. LAWRENCE BUTT, 57........................................    1999
  Senior Vice President, Counsel and Secretary of the
  Corporation.

     INCUMBENT DIRECTORS ELECTED TO SERVE UNTIL THE 2000
     ANNUAL MEETING:

DON E. MARSH, 61............................................    1959
  Chairman of the Board, President and Chief Executive
  Officer of the Corporation; son of Garnet R. Marsh and
  brother of William L. Marsh; director, Indiana Energy
  Incorporated, Indianapolis, Indiana (a gas utility
  company); director, National City Bank, Indiana,
  Indianapolis, Indiana. See Notes (1) and (2).

WILLIAM L. MARSH, 55........................................    1991
  Senior Vice President-Property Management, of the
  Corporation; son of Garnet R. Marsh and brother of Don E.
  Marsh.

STEPHEN M. HUSE, 56.........................................    1985
  President and Chief Executive Officer, Huse Food Group,
  Incorporated, Bloomington, Indiana (a retail restaurant
  management company); director, KeyBank, Indiana,
  Indianapolis, Indiana; director, Signature Inn, Inc.,
  Indianapolis, Indiana (a regional motel chain). See Notes
  (2), (3) and (4).

     INCUMBENT DIRECTORS ELECTED TO SERVE UNTIL THE 2001
     ANNUAL MEETING:

GARNET R. MARSH, 88.........................................    1977
  Widow of Ermal W. Marsh, founder of the Corporation;
  mother of Don E. Marsh and William L. Marsh.

CATHERINE A. LANGHAM, 41....................................    1998
  President, Future Enterprises, Inc., Indianapolis, Indiana
  (an expedited transport services, warehousing and
  distribution company). See Note (1).

K. CLAY SMITH, 61...........................................    1989
  President and Chief Executive Officer, Underwood Machinery
  Transport Company, Inc., Indianapolis, Indiana (a heavy
  equipment transport company); director, Bindley-Western
  Industries, Inc., Indianapolis, Indiana (a wholesale
  pharmaceutical distributor). See Notes (1), (2) and (4).

---------------

(1) Member of Audit Committee.
(2) Member of Executive Committee.
(3) Member of Compensation Committee.
(4) Member of Stock Award Committee.

COMMITTEES OF THE BOARD

     The Board of Directors has standing Executive, Audit, Compensation and Stock Award committees, membership in which is indicated in the preceding table, but does not have a nominating committee. During fiscal year 1999, the Board of Directors held four meetings, the Audit Committee held two meetings, the Compensation Committee held one meeting, and the Stock Award Committee held one meeting. The Executive Committee did not hold any meetings during the fiscal year. All directors, other than Garnet R. Marsh, attended at least 75% of the aggregate of all Board meetings and committee meetings of which they were members during the fiscal year.

     The Executive Committee is empowered to exercise authority over the affairs of the Corporation during intervals between meetings of the Board of Directors. The Audit Committee reviews matters involving the work of independent auditors and is responsible for their selection, subject to the approval of the Board of Directors.

     The Compensation Committee, composed entirely of directors who are not employees of the Corporation, reviews and approves the compensation policies and actions affecting management's employment and severance arrangements, benefits awarded under certain of the Corporation's incentive plans, such as the Management Incentive Plan and the 1991 Employee Stock Incentive Plan, and determines participation in the Supplemental Retirement Plan.

     The Stock Award Committee, composed entirely of independent non-employee directors, reviews and approves awards under the Marsh Supermarkets, Inc. 1998 Stock Incentive Plan.

COMPENSATION OF DIRECTORS

     Each member of the Board of Directors who was not an employee of the Corporation or any subsidiary or affiliated company in which the Corporation has a direct or indirect ownership interest (an "Outside Director") received an annual retainer of $30,000 during the fiscal year. The Chairman of each standing committee of the Board of Directors who was an Outside Director also received an additional annual fee of $5,000 for serving in that capacity. A director may elect to have all or a portion of the foregoing fees deferred under a deferred compensation plan offered by the Corporation or may use all or a portion of such fees to purchase at market value shares of Class B Common Stock of the Corporation pursuant to the Outside Directors' Stock Plan. In fiscal year 1999, fees paid to Outside Directors for services in all capacities aggregated $215,000.

     Each Outside Director who was serving on the Board of Directors on August 4, 1992, or who is elected to the Board of Directors thereafter, is entitled to a one-time grant of 500 shares of restricted Class B Common Stock of the Corporation under the 1992 Stock Option Plan for Outside Directors (the "1992 Stock Option Plan") approved by the shareholders at the 1992 Annual Meeting. The 1992 Stock Option Plan also provides for the granting of non-qualified stock options for 1,500 shares of Class B Common Stock at an exercise price equal to the closing price of the Class B Common Stock on the date of grant upon each election of an Outside Director to the Board of Directors during the term of the 1992 Stock Option Plan, which expires in 2002.

     Each Outside Director has the opportunity to use all or any portion of the fees paid by the Corporation for services as a director to purchase shares of Class B Common Stock in lieu of cash payment of such fees under the provisions of the Outside Directors' Stock Plan approved by the shareholders at the 1998 Annual Meeting. In fiscal year 1999, Outside Directors acquired an aggregate of 4,266 shares of Class B Common Stock pursuant to the Outside Directors' Stock Plan in lieu of cash payment of fees.

     A director who is not an Outside Director does not receive any fee for serving as a director, Chairman of the Board, or Chairman of any standing committee and is not eligible to receive grants of options or restricted stock under the 1992 Stock Option Plan or, if approved by the shareholders at the Annual Meeting, under the 1999 Outside Directors' Stock Option Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal year 1999, Don E. Marsh, a director and President and Chief Executive Officer of the Corporation, was indebted to the Corporation in the amount of $301,800 for the principal amount of, and accrued interest at the rate of 6% per annum on, a loan due May 28, 2000, which the Compensation Committee authorized the Corporation to make to Mr. Marsh and to other optionees under the 1980 Marsh Stock Plan to fund the exercise of options granted under such plan which would have expired May 31, 1993. Mr. Marsh also was indebted to the Corporation for up to $205,837 during fiscal year 1999 for expenses incurred in connection with business travel.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. J. Michael Blakley is a director and President and Chief Executive Officer of The Blakley Corporation, a full service flooring company, which, as a subcontractor of the general contractors which constructed two supermarket facilities in fiscal year 1999, indirectly supplied $568,613 of flooring material to the Corporation. In fiscal year 1999, The Blakley Corporation also supplied in the ordinary course of business $17,366 of flooring materials to the Corporation upon terms which the Corporation believes were no less favorable than the Corporation could have obtained from unaffiliated third parties.

     Mr. James K. Risk, III, is a director and President and Chief Executive Officer of Kirby Risk Corporation, a wholesale electrical equipment distributor from which the Corporation purchased in the ordinary course of business $344,086 of electrical supplies during fiscal year 1999 upon terms which the Corporation believes were no less favorable than it could have obtained from unaffiliated third parties.

              PROPOSAL 2:  TO APPROVE THE 1999 OUTSIDE DIRECTORS'
                           STOCK OPTION PLAN

     The Board of Directors believes that the interests of the Corporation and its shareholders are advanced by attracting and retaining the highest quality of experienced persons as non-employee directors and aligning their interests more closely with those of the shareholders. Accordingly, the Board of Directors adopted the 1999 Outside Directors' Stock Option Plan (the "1999 Plan").

     The full text of the 1999 Plan is attached as Exhibit A to this Proxy Statement. If approved by the shareholders at the Annual Meeting, the 1999 Plan will become effective as of June 1, 1999 and will terminate ten years after its effective date.

SUMMARY OF MATERIAL PROVISIONS OF THE DIRECTORS' PLAN

     The following is a summary of the material provisions of the 1999 Plan as proposed:

          Shares. The aggregate number of shares reserved and available for distribution under the 1999 Plan shall not exceed 150,000 shares of the Corporation's Common Stock, a number equal to less than 1.8% of the Corporation's Common Stock outstanding as of June 1, 1999. The shares issued pursuant to the 1999 Plan may be composed, in whole or in part, of authorized but unissued shares or treasury shares of Common Stock. If shares subject to an option or restriction under the 1999 Plan cease to be subject to such option or restriction, or if shares awarded under the 1999 Plan are forfeited or otherwise terminated, such shares will again be available for future distribution.

          Participation. Awards under the 1999 Plan shall be made only to Outside Directors. The Corporation believes that seven persons will be eligible to participate in the 1999 Plan during fiscal year 2000. The 1999 Plan limits the number of shares of restricted stock which may be granted to 40% of the shares authorized for the 1999 Plan.

          Administration. The 1999 Plan will be administered by the Board of Directors (the "Board"). See the complete text of the 1999 Plan attached as Exhibit A for a full description of the powers of the Board in the administration of the 1999 Plan.

          Awards Under the 1999 Plan. The Board will have the authority to grant stock options and restricted stock under the 1999 Plan.

             1. Stock Options. Non-qualified stock options may be granted for such number of shares as the Board may determine and may be granted alone, in conjunction with, or in tandem with, other awards under the 1999 Plan and/or cash awards outside the 1999 Plan.

             A stock option will be exercisable at such time or times and subject to such terms and conditions as the Board may determine and over a term to be determined by the Committee, which term will be no more than ten years after the date of grant. The option price for any non-qualified stock option may not be less than 85% of the fair market value as of the date of grant. Payment of the option price may be in cash, or may also be made in the form of restricted stock.

             Upon termination of an Outside Director's membership on the Board of Directors for cause, such director's stock options will terminate. If the director's membership on the Board is involuntarily terminated without cause, unless determined otherwise by the Board at or after the date of grant, stock options will be exercisable for three months following termination or until the end of the option period, whichever is shorter. On the disability or retirement of the Outside Director, stock options will be exercisable within the lesser of the remainder of the option period or three years from the date of disability or retirement. Upon the death of an Outside Director, the director's stock options will be exercisable by the deceased director's representative within the lesser of the remainder of the option period or one year from the date of the employee's death. Unless otherwise determined by the Board, only options which are exercisable on the date of termination, death, disability or retirement may be subsequently exercised.

             The stock options may not be transferred without the prior written consent of the Board other than (i) transfers by the optionee to a member of his or her immediate family or a trust for the benefit of the optionee or a member of his or her immediate family, or (ii) transfers by will or the laws of descent and distribution.

             2. Restricted Stock. Restricted stock may be granted alone, in conjunction with, or in tandem with, other awards under the 1999 Plan and/or cash awards outside of the 1999 Plan and may be conditioned upon the attainment of specific performance goals or such other factors as the Board may determine. The provisions attendant to a grant of restricted stock may vary from participant to participant.

             In making an award of restricted stock, the Board will determine the purchase price and periods during which the stock is subject to forfeiture.

             During the restriction period, the Outside Director may not sell, transfer, pledge or assign the restricted stock. The certificate evidencing the restricted stock will remain in the possession of the Corporation until the restrictions have lapsed.

             Upon the termination of an Outside Director's membership on the Board for any reason during the restriction period, all restricted stock either will vest or be subject to forfeiture, in accordance with the terms and conditions established by the Board at or after grant. During the restriction period, the director will have the right to vote the restricted stock and to receive any cash dividends. At the time of award, the Board may require the deferral and reinvestment of any cash dividends in the form of additional shares of restricted stock. Stock dividends will be treated as additional shares of restricted stock and will be subject to the same terms and conditions as the initial grant.

             At the time of the award of the restricted stock, the Board may provide for other awards, payable either in stock or cash, to be made to the Outside Director so as to ensure payment of a minimum value at the time the restrictions lapse on the restricted stock, subject to such performance, future service, deferral and/or other terms and conditions as the Board may specify.

          Amendment. The 1999 Plan may be amended by the Board of Directors, but no such amendment may become effective without shareholder approval if such amendment would increase the maximum number of shares issuable under the 1999 Plan or if shareholder approval is required by law, rule or regulation, or without the participant's consent if such amendment would impair the rights of an Outside Director with respect to any options or restricted stock theretofore issued to such Outside Director.

CONCLUSION AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors believes that it is in the best interests of the Corporation and its shareholders to adopt the 1999 Plan to help to attract and retain Outside Directors and to align further the interests of such directors with those of the shareholders generally.

     The affirmative vote of the holders of a majority of the shares of Class A Common Stock represented (in person or by proxy) at the Annual Meeting is required to approve the 1999 Plan. The Board of Directors unanimously recommends a vote FOR Proposal 2.

                  SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
                               BENEFICIAL OWNERS

MANAGEMENT'S STOCK OWNERSHIP

     The following table sets forth, as of June 1, 1999, certain information regarding the beneficial ownership of Common Stock by all directors and nominees, by the Named Officers (as defined herein), and by all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power over the shares of Class A Common Stock and the Class B Common Stock listed as beneficially owned by such person.

                                                   NUMBER AND NATURE OF         PERCENT OF CLASS
                                                   BENEFICIAL OWNERSHIP          OUTSTANDING(1)
                                                  ----------------------        -----------------
                      NAME                        CLASS A        CLASS B        CLASS A   CLASS B
                      ----                        -------        -------        -------   -------
J. Michael Blakley..............................    1,500          4,473(2)
P. Lawrence Butt................................   56,205(3)      22,371(3)       1.4%
Charles R. Clark................................      375          4,318(4)
Stephen M. Huse.................................    1,089(5)       4,190(5)
Catherine A. Langham............................        0            980
Don E. Marsh....................................  466,304(6)     359,942(6)      11.8%      8.0%
Garnet R. Marsh.................................  269,262(7)     266,903(7)       6.8%      5.9%
William L. Marsh................................  312,812(8)     277,917(8)       7.9%      6.1%
James K. Risk, III..............................    2,225          4,639(9)
K. Clay Smith...................................    1,500(10)      4,914(10)
Douglas W. Dougherty............................   44,712(11)      9,692(11)      1.1%
Frank J. Bryja..................................   44,311(12)     23,164(12)      1.1%
Robert J. Ahlstrom..............................        0              0
All directors and executive officers as a group
  (17 persons)..................................  855,235(13)    590,746(13)     21.7%     13.1%

---------------

 (1) Percentages less than 1% of the outstanding shares of either class of Common Stock are not shown.
 (2) Includes options to acquire 1,500 shares of Class B Common Stock which are currently exercisable.
 (3) Includes options to acquire 18,100 shares of Class A Common Stock and 15,300 shares of Class B Common Stock which are currently exercisable.
 (4) Includes 125 shares of Class B Common Stock owned by member of immediate family and options to acquire 3,000 shares of Class B Common Stock which are currently exercisable.
 (5) Includes 93 shares of Class A and Class B Common Stock owned by a corporation in which Mr. Huse has an ownership interest and options to acquire 2,250 shares of Class B Common Stock which are currently exercisable.
 (6) Includes 5,466 shares of Class A Common Stock and 4,108 shares of Class B Common Stock owned by members of immediate family, 9,878 shares of Class A Common Stock and 11,370 shares of Class B Common Stock with respect to which Don E. Marsh is trustee, and 113,343 shares owned by one of the trusts described in Note (7) below with respect to which Don E. Marsh is a co-trustee. Also includes options to acquire 32,050 shares of Class A Common Stock and 42,300 shares of Class B Common Stock which are currently exercisable.
 (7) Includes 253,743 shares owned by two trusts of which Garnet R. Marsh is either the life tenant or income beneficiary. Don E. Marsh and William L. Marsh each has a one-third remainder interest in each of the foregoing trusts, subject to the life estate of Garnet R. Marsh, and share voting and investment powers with respect to 113,343 shares in one of such trusts with Garnet R. Marsh as co-trustees. William
     L. Marsh is a co-trustee of the other trust. Also includes options to acquire 3,000 shares of Class B Common Stock which are currently exercisable.
 (8) Includes 1,276 shares of Class A Common Stock and 2,181 shares of Class B Common Stock owned by members of immediate family and 253,743 shares owned by the trusts described in Note (7) above with respect to which William L. Marsh is a co-trustee. Also includes options to acquire 11,250 shares of Class A Common Stock and 21,550 shares of Class B Common Stock which are currently exercisable.
 (9) Includes options to acquire 3,000 shares of Class B Common Stock which are currently exercisable.
(10) Includes 1,000 shares of Class A Common Stock held as custodian and options to acquire 3,000 shares of Class B Common Stock which are currently exercisable.
(11) Includes options to acquire 15,000 shares of Class A Common Stock and 7,300 shares of Class B Common Stock which are currently exercisable.
(12) Includes options to acquire 13,950 shares of Class A Common Stock and 13,300 shares of Class B Common Stock which are currently exercisable.
(13) Includes options to acquire 119,900 shares of Class A Common Stock and 129,250 shares of Class B Common Stock which are currently exercisable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the knowledge of the Corporation, as of June 1, 1999, other than Garnet
R. Marsh*, Don E. Marsh* and William L. Marsh* whose security ownership is listed in the preceding table, the only other beneficial owner of more than 5% of the outstanding shares of Class A Common Stock is set forth in the following table:

                                                                              PERCENT OF
                                                                               CLASS A
NAME AND ADDRESS OF                                 AMOUNT AND NATURE OF     COMMON STOCK
BENEFICIAL OWNER                                    BENEFICIAL OWNERSHIP     OUTSTANDING
-------------------                                 --------------------     ------------
GREAT AMERICAN INSURANCE COMPANY                       729,844 shares(1)         18.5%
  c/o American Financial Corporation
  One East Fourth Street
  Cincinnati, Ohio

---------------

 *  Mailing address is 9800 Crosspoint Boulevard, Indianapolis, Indiana
    46256-3350.
(1) As reflected in Schedule 13D, dated March 18, 1983, as amended by Amendment No. 1 thereto, dated March 23, 1983, Amendment No. 2 thereto, dated July 30, 1986, Amendment No. 3 thereto, dated November 1, 1991, Amendment No. 4 thereto, dated January 14, 1992, Amendment No. 5 thereto, dated April 12, 1995, and in a Form 4, dated November 8, 1996, filed by American Financial Corporation and Carl H. Lindner with the Securities and Exchange Commission.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation paid or distributed by the Corporation for services in all capacities for the fiscal years ended March 29, 1997, March 28, 1998 and March 27, 1999 to the Chief Executive Officer and each of the other four (4) most highly compensated executive officers of the Corporation whose compensation exceeded $100,000 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                                                                  ------------------------------
                                                  ANNUAL COMPENSATION                         AWARDS
                                         --------------------------------------   ------------------------------
                                                                      OTHER                                            ALL
                                                                      ANNUAL       RESTRICTED      SECURITIES         OTHER
                                FISCAL                             COMPENSATION      STOCK         UNDERLYING      COMPENSATION
 NAME AND PRINCIPAL POSITION     YEAR    SALARY($)   BONUS($)(A)      ($)(B)      AWARDS($)(C)   OPTIONS/SARS(#)    (D)(E)($)
 ---------------------------    ------   ---------   -----------   ------------   ------------   ---------------   ------------
Don E. Marsh,
  Director; Chairman
  of the Board,                  1999     688,462      150,000             0        800,000               0           13,136
  President & Chief              1998     550,000      150,000        10,425        479,415               0            4,189
  Executive Officer              1997     550,000      110,000        10,425              0               0           29,858
Frank J. Bryja,
  President &
  Chief Operating                1999     259,615       50,000           988              0          12,500            6,348
  Officer, Supermarket           1998     225,000       50,000         1,956        309,535               0            3,349
  Division                       1997     206,538       10,000         1,640              0               0            2,770
Douglas W. Dougherty,
  Senior Vice
  President, Chief               1999     252,308       50,000             0        120,000               0            6,146
  Financial Officer &            1998     235,000       50,000             0        309,535               0            2,744
  Treasurer                      1997     225,769       10,000         3,839              0               0            8,586
William L. Marsh,
  Director; Senior Vice          1999     263,846       25,000             0              0           3,750            3,483
  President -- Property          1998     250,000       20,000             0              0               0              581
  Management                     1997     243,846            0         2,794              0               0            7,601
Robert J. Ahlstrom,
  Vice President --              1999     231,923       45,000             0              0           3,750            2,120
  Management                     1998     218,846       35,000             0              0               0            1,015
  Information Systems            1997      99,231       10,000         6,678              0               0           16,934

---------------

(a) Cash bonuses authorized by the Compensation Committee.
(b) Represents reimbursement for income taxes on premiums paid under the Executive Life Insurance Plan.
(c) Value of 50,000 shares of Class A Common Stock for Don E. Marsh and 7,500 shares of Class A Common Stock for Mr. Dougherty at date of grant. The shares were granted at fair market value as of the date of grant and vest equally on each of the first four anniversaries of the date of grant and are subject to certain other restrictions. The value of such shares based on the per share closing price of the Class A Common Stock at fiscal year end was $643,750 and $96,563, respectively.
(d) Includes for fiscal year 1999: (i) Executive Life Insurance Plan premiums of $1,520 for Frank J. Bryja; (ii) Supplemental Long-Term Disability Plan premiums of $10,736, $2,572, $4,133, $3,483 and $0, respectively; and (iii) contributions to the Corporation's 401(k) plan in the amount of $2,400, $2,256, $2,043, $0 and $2,120, respectively.
(e) Perquisites or other personal benefits, securities or property received did not exceed the lesser of $50,000 or 10% of salary and bonus, except for reimbursement of housing, relocation and automobile expenses incurred in fiscal year 1997 primarily in connection with Mr. Ahlstrom's employment by the Company.

OPTIONS/SAR EXERCISES AND FISCAL YEAR END VALUES TABLE

     The following table sets forth information with respect to the exercise of options and SARs during, and the unexercised options and SARs held at the end of, the fiscal year ended March 27, 1999, by the Named Officers. No SARs were granted during fiscal year 1999.

    AGGREGATE OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                            OPTION/SAR VALUES TABLE

                                                                                 NUMBER OF               VALUE OF UNEXERCISED
                                                                           SECURITIES UNDERLYING             IN-THE-MONEY
                                                                            UNEXERCISED OPTIONS              OPTIONS/SARS
                                        SHARES                           /SARS AT FISCAL YEAR END      AT FISCAL YEAR END($)(A)
                                      ACQUIRED ON                       ---------------------------   ---------------------------
NAME                          CLASS   EXERCISE(#)   VALUE REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----   -----------   -----------------   -----------   -------------   -----------   -------------
Don E. Marsh................    A       37,500            98,438          32,050         18,750               0              0
                                B        6,000            28,500          42,300              0               0              0
Frank J. Bryja..............    A        2,350             3,388          13,950         16,250               0              0
                                B        2,350             1,294          13,300              0           9,562              0
Douglas W. Dougherty........    A            0                 0          15,000          5,000               0              0
                                B            0                 0           7,300              0          15,512              0
William L. Marsh............    A        4,450            11,971          11,250          7,500               0              0
                                B            0                 0          21,550              0          15,937              0
Robert H. Ahlstrom..........    A            0                 0               0          3,750               0              0
                                B            0                 0               0              0               0              0

---------------

(a) Value of unexercised options based on fiscal year end per share price of $12.875 for Class A Common Stock and $11.625 for Class B Common Stock.

RETIREMENT PLANS

     The following table illustrates the estimated annual pension benefits under the Employees' Pension Plan of Marsh Supermarkets, Inc. and Subsidiaries (taking Social Security benefits into account, but without regard to any survivorship benefit to an eligible spouse) (the "Pension Plan") payable for a single straight life annuity upon normal retirement age at the compensation levels and years of benefit service shown, as well as under the Supplemental Retirement Plan which provides benefits that would otherwise be denied to participants by reason of certain Code limitations on qualified plan benefits.

                      ESTIMATED RETIREMENT BENEFITS TABLE

AVERAGE ANNUAL
 COMPENSATION             ESTIMATED ANNUAL RETIREMENT
 DURING LAST     BENEFITS AT VARIOUS YEARS OF BENEFIT SERVICE
  4 YEARS OF     ---------------------------------------------
   SERVICE         10 YEARS        20 YEARS        30 YEARS
--------------   -------------   -------------   -------------
$ 200,000          $ 83,512        $ 83,512        $ 83,512
  280,000           123,512         123,512         123,512
  360,000           163,512         163,512         163,512
  440,000           203,512         203,512         203,512
  520,000           243,512         243,512         243,512
  600,000           283,512         283,512         283,512
  680,000           323,512         323,512         323,512
  760,000           363,512         363,512         363,512
  840,000           403,512         403,512         403,512
  720,000           443,512         443,512         443,512
  800,000           483,512         483,512         483,512
  880,000           523,512         523,512         523,512
  960,000           563,512         563,512         563,512
1,040,000           603,512         603,512         603,512

     Under the Pension Plan, monthly retirement benefits are computed on the basis of highest average monthly earnings during any 48 consecutive months of the last 120 months preceding retirement. The compensation covered by the Pension Plan includes all monthly earnings, but excludes amounts paid under the Management Incentive Plan or similar plans prior to January 1, 1985. Benefits payable under the Supplemental Retirement Plan exclude the sum of benefits payable under the Pension Plan and Social Security. Effective December 31, 1996, the accrual of benefits under the Pension Plan was curtailed and the benefit formula under the Supplemental Retirement Plan was modified with respect to any participants designated after January 1, 1997.

     As of June 1, 1999, Don E. Marsh, Frank J. Bryja, Douglas W. Dougherty, William L. Marsh and Robert H. Ahlstrom had 41, 33, 5, 35 and 3 years of benefit service, respectively. Assuming that the Named Officers continue in their present positions at their current salaries until retirement at age 65, their estimated annual pensions under the Pension Plan and the Supplemental Retirement Plan would be $420,005, $133,527, $125,834, $136,425 and $0, respectively.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Corporation has employment agreements with Don E. Marsh and William L. Marsh, which were amended and restated as of December 31, 1992, for terms of three years each, subject to termination or automatic extension as provided in the agreements. Under the agreements, the base annual salaries for Don E. Marsh and William L. Marsh are $440,000 and $165,000, respectively, subject to periodic review and increase, but not decrease, by the Compensation Committee or the Board of Directors. The agreements also provide that, in the event of a change in control of the Corporation and the subsequent severance of employment, each employee shall receive severance pay in an amount equal to three times the sum of the employee's highest base salary during the last 12 months and the highest cash bonus during the last 24 months, together with certain other limited employee benefits, as described in the agreements. In addition, the Corporation has severance agreements with Douglas W. Dougherty and Frank J. Bryja, all of which provide that, in the event of a change in control of the Corporation and subsequent severance of employment, the employee shall receive severance pay equal to three times the sum of the employee's highest base salary during the 12 months immediately preceding his termination and his highest annual bonus during the 36 months immediately preceding termination. The term of each of such agreement is for a period of three years, subject to earlier termination and automatic extension. If a change in control had occurred on March 27, 1999 and the employment of all the Named Officers had been severed as of that date, Don E. Marsh, Frank J. Bryja, Douglas W. Dougherty and William L. Marsh would have been entitled to receive severance pay in the aggregate amount of $2,515,386, $928,845, $906,924, and $866,538, respectively.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  Compensation Philosophy

     The Compensation Committee and the Stock Award Committee of the Board of Directors (collectively, the "Committee") believe that the primary objective of the Corporation's executive compensation policies should be:

     - To attract and retain talented executives by providing compensation that is, overall, competitive with the compensation provided to executives at companies of comparable size and position in the retail or other businesses, as appropriate, while maintaining compensation within levels that are consistent with the Corporation's business plan, financial objectives and operating performance;

     - To provide appropriate incentives for executives to work toward the achievement of the Corporation's annual performance targets established in the Corporation's business plan; and

     - To align more closely the interests of executives with those of shareholders and the long-term interest of the Corporation by providing long-term incentive compensation in the form of stock options, restricted stock or other equity-based long-term incentive compensation.

     The Committee believes that the Corporation's executive compensation policies should be reviewed each year following the time when the financial results of the Corporation's prior fiscal year become available. The policies are reviewed in light of their consistency with the Corporation's financial performance, its business plan and its position within the retail industry, as well as the compensation policies of similar companies in the retail business and general industry. The compensation of individual executives is reviewed at least annually by the Committee in light of its executive compensation policies for that year.

     In reviewing the comparability of the Corporation's executive compensation policies, the Committee looks to executive compensation in general industry as well as for other companies with businesses reasonably related to the Corporation's business, but may also consider factors which are unique to the Corporation. The Committee believes that for the current year and for the foreseeable future, the companies included in retail industry and general industry are generally appropriate for comparison, particularly after taking into account differences in size and other factors. The Committee will continue to review compensation information from the performance peer group and may supplement such information with data from other organizations in the retail or general industry or the geographic area in which the Corporation operates.

     The Committee believes that, in addition to corporate performance and specific business unit performance, it is appropriate to consider, in setting and reviewing executive compensation, the personal contributions a particular individual may make to the success of the corporate enterprise. This includes quantitative measures against objectives as well as qualitative factors, such as leadership skills, planning initiatives, development and morale skills, public affairs and civic involvement. No relative weight is assigned to these qualitative factors, which are applied subjectively by the Committee.

     The Committee believes that the above philosophy furthers the shareholders' interest since a significant part of executive compensation is based on obtaining results that are beneficial to all shareholders. At the same time, the Committee believes the philosophy encourages responsible management of the Corporation in the short term. The Committee regularly reviews its philosophy so that the overall philosophy is as effective as practicable in furthering shareholders' interest. The Committee bases its review on the experience of its members, on information requested from management, and on discussions with and information compiled by independent compensation consultants.

COMPENSATION OF EXECUTIVES OTHER THAN THE CHIEF EXECUTIVE OFFICER

     The Committee believes that the compensation of executive officers (other than the Chief Executive Officer) for fiscal year 1999 should be comprised of base compensation, annual incentive compensation and long-term incentive compensation and has applied the policies described herein as set forth below.

          Base Compensation. Base compensation for executive officers of the Corporation is currently set at approximately the fiftieth to seventy-fifth percentile of the base compensation of executive officers with similar responsibilities at other selected peer group companies including those set forth in the performance graph. These compensation levels have enabled the Corporation to attract and retain talented executives while keeping compensation in line with the financial objectives of the Corporation. Accordingly, the Compensation Committee believes that the current policy concerning base compensation should be continued. In determining whether an increase in base compensation was appropriate for fiscal year 1999, the Compensation Committee reviewed the salary ranges recommended by management and consulted with the Chief Executive Officer. The Compensation Committee subjectively determined on the basis of discussions with the Chief Executive Officer and its experience in business generally and with the Corporation specifically the levels of base compensation it deemed appropriate for each executive officer after taking into consideration their respective contributions and external non-controllable market conditions. As a result of this analysis, increases in base salaries (other than those related to increased responsibilities) averaging 10.2% were awarded to executive officers (other than the Chief Executive Officer) during fiscal year 1999 reflecting the Compensation Committee's subjective judgement as to individual contributions to the success of meeting the Corporation's budgetary and other targets and to the Corporation's overall performance.

          Annual Incentive Compensation. The Committee believes that compensation should be in part directly linked to operating performance. To achieve this link with regard to short-term performance, the

     Committee has relied on cash bonuses. Generally, bonuses have been awarded under the Management Incentive Plan under which cash awards equal to a percentage of a fiscal year base salary can be granted to officers and key employees based on the extent to which actual earnings of the Corporation or the relevant business unit during a fiscal year exceed the minimum earnings threshold approved by the Compensation Committee for such fiscal year. The amount of any award varies with the level of responsibility and actual earnings relative to threshold and target earnings. The Compensation Committee also has awarded periodically discretionary bonuses to officers and other employees based on recommendations from management and consultations with the Chief Executive Officer. Based on discussions with the Chief Executive Officer and the members' experience in business generally, the Committee determined subjectively the amount of each such bonus after taking into consideration the employee's past and potential for future contributions to the Corporation. During fiscal year 1999, bonuses awarded under the Management Incentive Plan aggregated $175,338 were awarded to executive officers (other than the Chief Executive Officer).

          Long-Term Incentive Compensation. The Committee believes that an integral part of the Corporation's executive compensation policies is equity-based compensation plans which encourage and create ownership of the Corporation's stock by its executives, thereby aligning executives' long-term interests with those of the shareholders. These long-term incentive programs are principally reflected in the 1991 Employee Stock Incentive Plan and the Marsh Supermarkets, Inc. 1998 Stock Incentive Plan ("1998 Plan"). The Committee believes that significant stock ownership is a major incentive in building shareholder value and reviews awards of options and restricted stock with that goal in mind.

          The Corporation has no set policy as to when equity-based incentives should be awarded, although historically stock options have been the principal vehicle for payment of long-term incentive compensation and generally have been awarded, along with any restricted stock grants, during or near the period between the end of the fiscal year and the next succeeding annual meeting of shareholders. The Committee believes that the Corporation should make it a part of its regular executive compensation policies to grant periodic awards of equity-based incentives to executive officers and other key employees as part of the compensation package that is reviewed annually for each executive officer and key employee. This grant should be made within guidelines established at the time of the annual review. The Committee's policy is that the material terms of stock options should not be amended after grant and that the Committee should take into account the number of shares and options held by each executive officer. During fiscal year 1999, the Stock Award Committee authorized grants under the 1998 Plan to executive officers (other than the Chief Executive Officer) of 101,250 options to purchase Class A Common Stock based on their individual efforts in moving the Corporation towards its strategic goals, among other factors, in the subjective view of the Stock Award Committee.

          The Committee believes that greater reliance can be placed on long-term incentive compensation, with a view to setting the overall values of the Corporation's compensation package for executive officers at approximately the fiftieth to seventy-fifth percentile of total compensation packages for executives of selected peer group companies if the Corporation achieves the annual earnings target, with total compensation at the seventy-fifth to ninetieth percentile for above target performance. The long-term awards may be composed of stock options, restricted stock, or other stock-based awards.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Committee believes that the compensation package for the Chief Executive Officer is consistent with its general policies concerning executive compensation and is appropriate in light of the Corporation's financial objectives and performance. Awards of long-term incentive compensation to the Chief Executive Officer are considered concurrently with awards to other executive officers and follow the same general policies as such other long-term incentive awards.

          1999 Compensation of the Chief Executive Officer. In setting the salary and incentive compensation levels of the Chief Executive Officer for fiscal year 1999, the Committee reviewed his performance in moving the Corporation towards its desired strategic direction. Although these strategic moves in conjunction with competitive conditions have caused earnings dilution in the short term, the Committee considered these strategic moves to be in the best long term interests of the Corporation and its shareholders. Based on the subjective application of these factors, and considering the leadership skills and individual efforts of the Chief Executive Officer in guiding overall performance in light of significant past and future competitive changes, as well as recognizing his continuing active leadership role in local, state, and industry matters, the Compensation Committee awarded the Chief Executive Officer, an increase in base compensation of $200,000 and a cash bonus of $150,000, and the Stock Award Committee awarded the Chief Executive Officer under the 1998 Plan options to purchase 75,000 shares of Class A Common Stock.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation paid to any executive officer in excess of $1,000,000 annually. The Committee intends for executive compensation pursuant to the Corporation's stock incentive plans generally to qualify as performance-based compensation and therefore be excluded from the deduction limit found under Internal Revenue Service regulations. Although the Committee currently anticipates that the compensation to be paid in future years to substantially all executive officers will be deductible under Section 162(m) because executive officer compensation is generally well below the limit and because the Committee intends to continue utilizing performance-based compensation, the Committee believes its primary responsibility is to provide a compensation program that will attract, retain and award executive talent necessary to maximize returns to shareholders and that the loss of the tax deduction may be necessary in some instances to achieve this purpose.

Compensation Committee                    Stock Award Committee
  Stephen M. Huse, Chairman                 Stephen M. Huse, Chairman
  J. Michael Blakley                        K. Clay Smith
  James K. Risk, III

                               PERFORMANCE GRAPH

             MARSH SUPERMARKETS, INC., RUSSELL 2000, AND PEER GROUP
                 COMPARISON OF TOTAL RETURN TO SHAREHOLDERS(1)

                                         MARSH             MARSH
                                     SUPERMARKETS,     SUPERMARKETS,
        MEASUREMENT PERIOD            INC. (CLASS       INC. (CLASS         RUSSELL             PEER
      (FISCAL YEAR COVERED)              A)(2)             B)(2)            2000(2)         GROUP(2)(3)
1994                                             100               100               100               100
1995                                             112                92               104               108
1996                                             124               124               132               123
1997                                             138               132               136               130
1998                                             172               173               191               161
1999                                             128               136               158               159

---------------

(1) Assumes $100 investment on March 29, 1994 in Marsh Supermarkets, Inc., Russell 2000, and Peer Group. Total returns are calculated on dividends reinvested basis. Indices are weighted by market capitalization.
(2) Data for Marsh Supermarkets, Inc., Peer Group and Russell 2000 was provided by D.F. King & Co., Inc.
(3) Peer Group comprised of the following companies:

Bruno's Inc.                                 Quality Food Centers Inc.*
Casey's General Stores, Inc.                 Riser Foods, Inc. (Class A)*
Delchamps, Inc.*                             Seaway Food Town, Inc.
Eagle Food Centers, Inc.                     Smith's Food and Drug Centers, Inc.*
Foodarama Supermarkets, Inc.                 Stop and Shop Companies, Inc.*
Giant Foods, Inc.                            Uni-Marts, Inc. (Class A)
Hannaford Bros. Company                      Village Supermarkets, Inc.
Ingles Markets Inc.                          The Vons Companies, Inc.*
The Penn Traffic Company                     Weis Markets, Inc.

 * Data unavailable for 1999.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers, directors, and persons who own more than 10% of the outstanding shares of a registered class of a corporation's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the corporation with copies of all Section 16(a) forms they file.

     Based solely on a review of the Forms 3, 4 and 5 and amendments thereto and certain written representations furnished to the Corporation, the Corporation believes its executive officers, directors and greater than 10% beneficial owners complied with all applicable filing requirements of Section 16(a) during fiscal year 1999, except J. J. Bayt whose sale of shares of Class B Common Stock failed to be reported timely through no fault of Mr. Bayt.

                              INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee, the firm of Ernst & Young LLP, which audited the Corporation's financial statements for the past fiscal year, has been appointed by the Board of Directors as the Corporation's independent auditors to audit the consolidated financial statements for the fiscal year to end April 1, 2000. A representative of Ernst & Young LLP will be present at the Annual Meeting, and will have an opportunity to make a statement and respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals, intended to be included in the proxy material relating to the Annual Meeting of Shareholders to be held August 1, 2000, must be received by the Corporation not later than February 24, 2000 and must comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended. In addition, the Corporation's Bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Corporation's proxy statement. In general, in order for any such matters to be brought before an annual meeting of shareholders, notice must be received by the Corporation not less than 60 days and not more than 90 days prior to the annual meeting date and must contain specified information concerning the matters and the shareholder proposing such matters. Such proposals should be addressed to the Corporate Secretary at the Corporation's principal executive offices.

                                 OTHER MATTERS

     The Board of Directors is not aware presently of any matters to be presented at the Annual Meeting other than the election of directors and the approval of the 1999 Outside Directors' Stock Option Plan. If, however, other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment on such matters.

     By order of the Board of Directors.
                                          MARSH SUPERMARKETS, INC.

                                          By:  /s/ P. LAWRENCE BUTT
                                             -----------------------------------
                                             P. Lawrence Butt, Secretary

Indianapolis, Indiana
June 24, 1999

     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 27, 1999 MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO P. LAWRENCE BUTT, SECRETARY, MARSH SUPERMARKETS, INC., 9800 CROSSPOINT BOULEVARD, INDIANAPOLIS, INDIANA 46256-3350. COPIES OF EXHIBITS TO THE FORM 10-K ALSO WILL BE AVAILABLE UPON WRITTEN REQUEST UPON PAYMENT OF CHARGES APPROXIMATING THE CORPORATION'S COST.

                                   EXHIBIT A
                   1999 OUTSIDE DIRECTORS' STOCK OPTION PLAN

SECTION 1.  PURPOSE; DEFINITIONS.

     The purpose of the 1999 Outside Directors' Stock Option Plan (the "Plan") is to enable Marsh Supermarkets, Inc. (the "Corporation") to attract, retain and reward members of the Board of Directors who are not employees of either the Corporation or its Subsidiaries and Affiliates, and to strengthen the mutuality of interests between such Outside Directors and the shareholders by awarding Outside Directors performance-based stock incentives and/or other equity interests or equity-based incentives in the Corporation. The creation of the Plan shall not diminish or prejudice other compensation programs approved from time to time by the Board.

     For purposes of the Plan, the following terms shall be defined as set forth below:

          A. "Affiliate" means any entity other than the Corporation and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Corporation directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

          B. "Board" means the Board of Directors of the Corporation.

          C. "Change in Control" has the meaning provided in Section 7(b) of the Plan.

          D. "Change in Control Price" has the meaning provided in Section 7(d) of the Plan.

          E. "Class A Common Stock" means the Corporation's Class A Common Stock, without par value.

          F. "Class B Common Stock" means the Corporation's Class B Common Stock, without par value.

          G. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

          H. "Common Stock" means the Corporation's Class A Common Stock and/or Class B Common Stock.

          I. "Corporation" means Marsh Supermarkets, Inc., a corporation organized under the laws of the State of Indiana or any successor corporation.

          J. "Disability" means disability as determined under the Corporation's Group Disability Insurance Plan as may be in effect from time to time.

          K. "Effective Date" has the meaning provided in Section 11 of the Plan.

          L. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

          M. "Fair Market Value" means with respect to the Common Stock, as of any given date or dates, unless otherwise determined by the Board in good faith, the reported closing price of a share of Common Stock on the Nasdaq or such other market or exchange as is the principal trading market for the Common Stock, or, if no such sale of a share of Common Stock is reported on the Nasdaq or other exchange or principal trading market on such date, the fair market value of a share of Common Stock as determined by the Board in good faith.

          N. "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

          O. "Nasdaq" means the Nasdaq Stock Market.

          P. "Outside Director" means a member of the Board who is not an officer or employee of the Corporation or any Subsidiary or Affiliate of the Corporation.

          Q. "Plan" means this 1999 Outside Directors' Stock Option Plan, as amended from time to time.

          R. "Retirement" means retirement from membership on the Board.

          S. "Restricted Stock" means an award of shares of Common Stock that is subject to the restrictions under Section 6 of the Plan.

          T. "Restriction Period" has the meaning provided in Section 6 in the Plan.

          U. "Stock Option" or "Option" means any non-qualified stock option to purchase shares of Common Stock (including Restricted Stock, if the Board so determines) granted pursuant to Section 5 below.

          V. "Subsidiary" means any person (other than the Corporation) in an unbroken chain of persons beginning with the Corporation if each of the persons (other than the last person in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock or other ownership interest in one of the other persons in the chain.

SECTION 2.  ADMINISTRATION.

     The Plan shall be administered by the Board. The Board shall have authority to grant Stock Options or Restricted Stock, pursuant to the terms of the Plan, to any Outside Director.

     In particular, the Board shall have the authority, consistent with the terms of the Plan:

          (a) to select the Outside Directors to whom Stock Options and/or Restricted Stock may from time to time be granted hereunder;

          (b) to determine whether and to what extent Stock Options and/or Restricted Stock are to be granted hereunder to one or more eligible persons;

          (c) to determine the number and class of shares of Common Stock to be covered by each such award granted hereunder;

          (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or Restricted Stock and/or the shares of Common Stock relating thereto, based in each case on such factors as the Board shall determine, in its sole discretion); and to amend or waive any such terms and conditions to the extent permitted by Section 8 hereof;

          (e) to determine whether and under what circumstances a Stock Option may be settled in cash or Restricted Stock instead of Common Stock;

          (f) to determine whether, to what extent, and under what circumstances Option grants and Restricted Stock grants under the Plan are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or cash awards made outside of the Plan;

          (g) to determine whether, to what extent, and under what circumstances shares of Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

          (h) to determine the terms, conditions and restrictions of any performance goals and the number of Options or shares of Restricted Stock subject thereto;

          (i) to determine whether to require payment of tax withholding requirements in shares of Common Stock subject to the award; and

          (j) to impose any holding period required to satisfy Section 16 under the Exchange Act.

     The Board shall have the authority to adopt, alter, and repeal such rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. All decisions made by the Board pursuant to the provisions of the Plan shall be made in the Board's sole discretion and shall be final and binding on all persons, including the Corporation and Plan participants.

SECTION 3.  SHARES OF COMMON STOCK SUBJECT TO PLAN.

     (a) As of the Effective Date, the aggregate number of shares of Common Stock that may be issued under the Plan shall be 150,000 shares. The shares of Common Stock issuable under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     (b) If any shares of Common Stock that have been optioned cease to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Restricted Stock granted hereunder are forfeited prior to the payment of any dividends, if applicable, with respect to such shares of Common Stock, or any such award otherwise terminates without payment being made to the participant in the form of Common Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

     (c) In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Common Stock, an appropriate substitution or adjustment shall be made in the maximum number of shares that may be awarded under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, and in the number of shares subject to outstanding Restricted Stock awards granted under the Plan, as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

SECTION 4.  ELIGIBILITY.

     All Outside Directors are eligible to be granted awards under the Plan.

SECTION 5.  STOCK OPTIONS.

     Stock Options may be granted alone, in addition to, or in tandem with Restricted Stock granted under the Plan and/or cash awards granted outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Board may from time to time approve.

     Stock Options granted under the Plan shall be non-qualified Stock Options.

     The Board shall have the authority to grant to any optionee Stock Options.

     Options granted to Outside Directors under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem desirable.

          (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Board at the time of grant but shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant.

          (b) Option Term. The term of each Stock Option shall be fixed by the Board.

          (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board at or after grant; provided, however, that except as provided in
     Section 5(f) and (g) and Section 7, unless otherwise determined by the Board at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. The Board may provide that a Stock Option shall vest over a period of future service at a rate specified at the time of grant, or that the Stock Option is exercisable only in installments. If the Board provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Board shall determine in its sole discretion.

          (d) Method of Exercise. Subject to whatever installment exercise restrictions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Corporation specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note, or such other instrument as the Board may accept. As determined by the Board, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of shares of Common Stock already owned by the optionee or shares of Restricted Stock or shares subject to such Option (in each case valued at the Fair Market Value of the Common Stock on the date the Option is exercised). If payment of the exercise price is made in part or in full with Common Stock, the Board may award to the Outside Director a new Stock Option to replace the Common Stock which was surrendered. If payment of the option exercise price of a Stock Option is made in whole or in part in the form of Restricted Stock, such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted in accordance with the original terms of the Restricted Stock award in question, and any additional Common Stock received upon the exercise shall be subject to the same forfeiture restrictions, unless otherwise determined by the Board, in its sole discretion, at or after grant. No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 10(a).

          (e) Transferability of Options. No Stock Option shall be transferable by the optionee without the prior written consent of the Board other than
     (i) transfers by the optionee to a member of his or her Immediate Family or a trust for the benefit of the optionee or a member of his or her Immediate Family, or (ii) transfers by will or by the laws of descent and distribution.

          (f) Termination by Death. If an optionee's membership on the Board terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such Stock

     Option was exercisable at the time of death (or on such accelerated basis as the Board may determine at or after grant) by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Board may specify at or after grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          (g) Termination by Reason of Disability. If an optionee's membership on the Board terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee at any time during the stated term of such Stock Option (or on such accelerated basis as the Board may determine at or after the date of grant), to the extent it was exercisable on the date of any such exercise; provided however, that, if the optionee dies during the stated term of such Option after termination of membership on the Board by reason of Disability, any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

          (h) Termination by Reason of Retirement. If an optionee's membership on the Board terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee at any time during the stated term of such Option, to the extent it was exercisable on the date of exercise (or on such accelerated basis as the Board may determine at or after grant); provided however, that, if the optionee dies during the Term after termination of membership by reason of Retirement, any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

          (i) Other Termination. Unless otherwise determined by the Board (or pursuant to procedures established by the Board) at or after grant, if an optionee's membership on the Board is involuntarily terminated for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option's term if the involuntary termination is without Cause. For purposes of this Plan, "Cause" means (i) a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or (ii) a participant's willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Corporation or any Subsidiary or Affiliate. If an optionee voluntarily terminates membership on the Board (except for Disability or Retirement), the Stock Option shall thereupon terminate; provided, however, that the Board at grant or thereafter may extend the exercise period in this situation for the lesser of three months or the balance of such Stock Option's term.

           (j) Buyout Provisions. The Board may at any time offer to buy out for a payment in cash or Common Stock or Restricted Stock an Option previously granted, based on such terms and conditions as the Board shall establish and communicate to the optionee at the time that such offer is made.

          (k) Settlement Provisions. If the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with optionee's consent), the Board may require that all or part of the shares to be issued with respect to the spread value of an unexercised Option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Board) of such Restricted Stock determined without regard to the forfeiture restrictions involved.

          (l) Performance and Other Conditions. The Board may condition the exercise of any Option upon the attainment of specified performance goals or other factors as the Board may determine, in its sole discretion.

SECTION 6.  RESTRICTED STOCK.

     (a) Administration. Shares of Restricted Stock may be issued either alone, in addition to, or in tandem with Stock Options granted under the Plan and/or cash awards made outside the Plan. The Board shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be awarded to any person, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 6(b)), the time or times within which such awards may be subject to forfeiture, and the other terms, restrictions and conditions of the awards in addition to those set forth in Section 6(c). The Board may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Board may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

     (b) Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of such award.

          (i) The purchase price for shares of Restricted Stock shall be established by the Board and may be zero.

          (ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Board may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 6(b)(i).

          (iii) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant (or a transferee permitted by Section 10(g) hereof), and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

          (iv) The Board shall require that the stock certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such award.

     (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 6 shall be subject to the following restrictions and conditions:

          (i) In accordance with the provisions of this Plan and the award agreement, during a period set by the Board commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign, or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Board, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, the attainment of performance goals, or such other factors or criteria as the Board may determine in its sole discretion.

          (ii) Except as provided in this paragraph (ii) and Section 6(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends. The Board, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Board so determines, reinvested, subject to Section 10(d), in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued. If the Board so determines, the award agreement may also impose restrictions on the right to vote and the right to receive dividends.

          (iii) Subject to the applicable provisions of the award agreement and this Section 6, upon termination of a participant's employment with the Corporation and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Board at or after grant.

          (iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the participant (or a transferee permitted by Section 10(g) hereof) promptly.

     (d) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Corporation and service of the participant, the Board may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Common Stock to the recipient of a Restricted Stock award, subject to such performance, future service, deferral, and other terms and conditions as may be specified by the Board.

     (e) Maximum Number of Shares of Restricted Stock. Notwithstanding anything contained herein to the contrary, the number of shares of Restricted Stock granted under the Plan and outstanding at any time shall not exceed in the aggregate forty percent (40%) of the total number of shares of Common Stock issuable under the Plan pursuant to Section 3(a).

SECTION 7.  CHANGE IN CONTROL PROVISIONS.

     (a) Impact of Event.  In the event of:

          (1) a "Change in Control" as defined in Section 7(b); or

          (2) a "Potential Change in Control" as defined in Section 7(c), but only if and to the extent so determined by the Board at or after grant (subject to any right of approval expressly reserved by the Board at the time of such determination),

             (i) Subject to the limitations set forth below in this Section 7(a), the following acceleration provisions shall apply:

                (a) Any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

                (b) The restrictions applicable to any Restricted Stock, to the extent not already vested under the Plan, shall lapse and such awards shall be deemed fully vested.

             (ii) Subject to the limitations set forth below in this Section 7(a), the value of all outstanding Stock Options and Restricted Stock, in each case to the extent vested, shall, unless otherwise determined by the Board in its sole discretion prior to any Change in Control, be cashed out on the basis of the "Change in Control Price" as defined in
        Section 7(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Board may determine prior to the Change in Control.

             (iii) The Board may impose additional conditions on the acceleration or valuation of any award in the award agreement.

     (b) Definition of Change in Control. For purposes of Section 7(a), a "Change in Control" means the happening of any of the following:

          (i) any person or entity, including a "group" as defined in Section 12(d)(3) of the Exchange Act, other than the Corporation or a wholly-owned subsidiary thereof or any employee benefit plan of the Corporation or any of its Subsidiaries, becomes the beneficial owner of the Corporation's securities having 35% or more of the combined voting power of the then outstanding securities of the Corporation that may be cast for the election of directors of the Corporation (other than as a result of an issuance of securities initiated by the Corporation in the ordinary course of business); or

          (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Corporation or any successor corporation or entity entitled to vote generally in the election of the directors of the Corporation or such other corporation or entity after such transaction are held in the aggregate by the holders of the Corporation's securities entitled to vote generally in the election of directors of the Corporation immediately prior to such transaction; or

          (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period.

     (c) Definition of Potential Change in Control. For purposes of Section 7(a), a "Potential Change in Control" means the happening of any one of the following:

          (i) The approval by shareholders of an agreement by the Corporation, the consummation of which would result in a Change in Control of the Corporation as defined in Section 7(b); or

          (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Corporation or a Subsidiary or any Corporation employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Corporation representing 5% or more of the combined voting power of the Corporation's outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Corporation has occurred for purposes of this Plan.

     (d) Change in Control Price. For purposes of this Section 7, "Change in Control Price" means the highest price per share paid in any transaction reported on the Nasdaq or such other exchange or market as is the principal trading market for the Common Stock, or paid or offered in any bona fide transaction related to a

Potential or actual Change in Control of the Corporation at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Board.

SECTION 8.  AMENDMENTS AND TERMINATION.

     The Board may at any time amend, alter or discontinue the Plan; provided, however, that, without the approval of the Corporation's shareholders, no amendment or alteration may be made which would increase the maximum number of shares that may be issued under the Plan, or make any change for which applicable law or regulatory authority (including the regulatory authority of the Nasdaq or any other market or exchange on which the Common Stock is traded) would require shareholder approval. No amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option or Restricted Stock theretofore granted, without the participant's consent.

     The Board may amend the terms of any Stock Option or Restricted Stock award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Board may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

SECTION 9.  UNFUNDED STATUS OF PLAN.

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Corporation, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Board otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 10.  GENERAL PROVISIONS.

     (a) The Board may require each person purchasing shares pursuant to a Stock Option or Restricted Stock award under the Plan to represent to and agree with the Corporation in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Commission, any stock market or exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (c) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Corporation, or make arrangements satisfactory to the Board regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The Board may require withholding obligations to be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (d) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock under Section 3 for such reinvestment (taking into account then outstanding Stock Options and restricted Stock awards.

     (e) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Indiana.

     (f) The members of the Board administering the Plan shall not be liable to any Outside Director or other person with respect to any determination made hereunder in a manner that is not inconsistent with their legal obligations as members of the Board. In addition to such other rights of indemnification as they may have as directors, the members of the Board administering the Plan shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of their administration of the Plan, including any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the Board member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

     (g) In addition to any other restrictions on transfer that may be applicable under the terms of this Plan or the applicable award agreement, no Stock Option or Restricted Stock award issued under this Plan is transferable by the participant without the prior written consent of the Board, other than (i) transfers by an optionee to a member of his or her Immediate Family or a trust for the benefit of the optionee or a member of his or her Immediate Family or
(ii) transfers by will or by the laws of descent and distribution. The designation of a beneficiary will not constitute a transfer.

     (h) The Board may, at or after grant, condition the receipt of any payment in respect of any award or the transfer of any shares subject to an award on the satisfaction of a six-month holding period, if such holding period is required for compliance with Section 16 under the Exchange Act.

SECTION 11.  EFFECTIVE DATE OF PLAN.

     The Plan shall be effective June 1, 1999 (the "Effective Date"), provided that it has been approved by the Board of the Corporation and approved by the holders of the Corporation's Class A Common Stock.

SECTION 12.  TERM OF PLAN.

     No Stock Option or Restricted Stock shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date of the Plan, but awards granted prior to such tenth anniversary may be extended beyond that date.

                                     MARSH
                               SUPERMARKETS, INC.
                          YOUR VOTE IS VERY IMPORTANT
 Please sign, date, detach and return the card below in the envelope provided.

                                  DETACH CARD
--------------------------------------------------------------------------------

                            MARSH SUPERMARKETS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints William L. Marsh, Catherine A. Langham and K. Clay Smith, or any one of them, as proxies, each with the power of substitution, and authorizes them to represent the undersigned, and to vote as indicated hereon all shares of Class A Common Stock of Marsh Supermarkets, Inc. held of record by the undersigned on June 1, 1999, at the Annual Meeting of Shareholders to be held August 3, 1999, and at any adjournment thereof.

1. The election of four (4) directors. NOMINEES ARE: Charles R. Clark, James K. Risk, III, J. Michael Blakley and P. Lawrence Butt for terms of three years each.

   [ ] FOR ALL NOMINEES LISTED ABOVE EXCEPT THOSE WHOSE NAMES ARE WRITTEN BELOW:
   [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

------------------------------------------------------------

2.  To approve the 1999 Outside Directors' Stock Option Plan.
    [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

3. In their discretion with respect to such other business as may properly come before the meeting.

(PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN THIS PROXY IN THE ACCOMPANYING
                              ENVELOPE PROMPTLY.)

                                  DETACH CARD
--------------------------------------------------------------------------------

 UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR, AND FOR APPROVAL OF THE 1999 OUTSIDE DIRECTORS' STOCK OPTION PLAN.

 Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated June 24, 1999, and the 1999 Annual Report to Shareholders is hereby acknowledged.

 Please sign exactly as your name(s) appear hereon. If shares are owned jointly, all owners should sign. If signing as attorney, executor, administrator, trustee, guardian, corporate officer or other representative capacity, please indicate your full title as such.

                                                   Dated:                 , 1999
                                                         -----------------

                                                   -----------------------------
                                                             Signature

                                                   -----------------------------
                                                             Signature

                                     MARSH
                               SUPERMARKETS, INC.
                          YOUR VOTE IS VERY IMPORTANT
 Please sign, date, detach and return the card below in the envelope provided.

                                  DETACH CARD
--------------------------------------------------------------------------------

                            MARSH SUPERMARKETS, INC.

------------------                401(K) PLAN

     THIS INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby authorizes the Trustee of the Marsh Supermarkets, Inc. 401(k) Plan ("Plan") to appoint William L. Marsh, Catherine A. Langham and K. Clay Smith, or any one of them, as attorneys-in-fact and proxies, each with the power of substitution, and authorizes such persons to represent the undersigned, and to vote as indicated hereon all shares of Class A Common Stock of Marsh Supermarkets, Inc. credited to the undersigned's account in the Plan as of June 1, 1999, at the Annual Meeting of Shareholders to be held August 3, 1999, and at any adjournment thereof.

1. The election of four (4) directors. NOMINEES ARE: Charles R. Clark, James K. Risk, III, J. Michael Blakley and P. Lawrence Butt for terms of three years each.

   [ ] FOR ALL NOMINEES LISTED ABOVE EXCEPT THOSE WHOSE NAMES ARE WRITTEN BELOW:
   [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

------------------------------------------------------------

2.  To approve the 1999 Outside Directors' Stock Option Plan.
    [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

3. In their discretion with respect to such other business as may properly come before the meeting.

 (PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN THIS INSTRUCTION CARD IN THE
                        ACCOMPANYING ENVELOPE PROMPTLY.)

                                  DETACH CARD
--------------------------------------------------------------------------------

 UNLESS OTHERWISE SPECIFIED, THIS INSTRUCTION CARD WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR APPROVAL OF THE 1999 OUTSIDE DIRECTORS' STOCK OPTION PLAN.

 Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated June 24, 1999, and the 1999 Annual Report to Shareholders is hereby acknowledged.

 Please sign exactly as your name(s) appear below.

                                                   Dated:                 , 1999
                                                         -----------------

                                                   -----------------------------
                                                             Signature

                                                   -----------------------------
                                                             Signature

                                     MARSH
                               SUPERMARKETS, INC.
                          YOUR VOTE IS VERY IMPORTANT
 Please sign, date, detach and return the card below in the envelope provided.

                                  DETACH CARD
--------------------------------------------------------------------------------

                            MARSH SUPERMARKETS, INC.

------------------        MARSH EQUITY OWNERSHIP PLAN

     THIS INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby authorizes the Trustee of the Marsh Equity Ownership Plan ("Plan") to appoint William L. Marsh, Catherine A. Langham and K. Clay Smith, or any one of them, as attorneys-in-fact and proxies, each with the power of substitution, and authorizes such persons to represent the undersigned, and to vote as indicated hereon all shares of Class A Common Stock of Marsh Supermarkets, Inc. credited to the undersigned's account in the Plan as of June 1, 1999, at the Annual Meeting of Shareholders to be held August 3, 1999, and at any adjournment thereof.

1. The election of four (4) directors. NOMINEES ARE: Charles R. Clark, James K. Risk, III, J. Michael Blakley and P. Lawrence Butt for terms of three years each.

   [ ] FOR ALL NOMINEES LISTED ABOVE EXCEPT THOSE WHOSE NAMES ARE WRITTEN BELOW:
   [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

------------------------------------------------------------

2.  To approve the 1999 Outside Directors' Stock Option Plan.
    [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

3. In their discretion with respect to such other business as may properly come before the meeting.

 (PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN THIS INSTRUCTION CARD IN THE
                        ACCOMPANYING ENVELOPE PROMPTLY.)

                                  DETACH CARD
--------------------------------------------------------------------------------

 UNLESS OTHERWISE SPECIFIED, THIS INSTRUCTION CARD WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR, FOR APPROVAL OF THE 1999 OUTSIDE DIRECTORS' STOCK OPTION PLAN.

 Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated June 24, 1999, and the 1999 Annual Report to Shareholders is hereby acknowledged.

 Please sign exactly as your name(s) appear below.

                                                   Dated:                 , 1999
                                                         -----------------

                                                   -----------------------------
                                                             Signature

                                                   -----------------------------
                                                             Signature